EXHIBIT 1
JOINT FILING AGREEMENT
PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

DATE: February 16, 2016

PENTWATER CAPITAL MANAGEMENT LP

By:	/s/ Matthew C. Halbower
	Name:	Matthew Halbower
	Title:	Chief Executive Officer

PWCM MASTER FUND LTD.

By:	/s/ David Zirin
	Name:	David Zirin
	Title:	Director

PENTWATER EVENT DRIVEN CAYMAN FUND LTD.

By:	Pentwater Capital Management LP,
its investment manager

By:	Halbower Holdings, Inc., its general partner

	By:	/s/ Matthew C. Halbower
	Name:	Matthew C. Halbower
	Title:	Chief Executive Officer

OCEANA MASTER FUND LTD.

By:	/s/ David Zirin
	Name:	David Zirin
	Title:	Director

AMUNDI ABSOLUTE RETURN PENTWATER FUND PLC

By:	Pentwater Capital Management LP,
its investment manager

By:	Halbower Holdings, Inc., its general partner

	By:	/s/ Matthew C. Halbower
	Name:	Matthew C. Halbower
	Title:	Chief Executive Officer

SCHEDULE 13D

CUSIP No. N/A	Page 2 of 2 Pages

LMA SPC FOR AND ON BEHALF OF
MAP 98 SEGREGATED PORTFOLIO

By:	Pentwater Capital Management LP,
its investment manager

By:	Halbower Holdings, Inc., its general partner

	By:	/s/ Matthew C. Halbower
	Name:	Matthew C. Halbower
	Title:	Chief Executive Officer